UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2024

The Cigna Group

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, The Cigna Group (the “Company” or “our”) appointed Jamie Kates as the Company’s Chief Accounting Officer, serving as the Company’s principal accounting officer, effective July 1, 2024.

Ms. Kates, 44, has served as Vice President, Accounting, since October 2021, pursuant to which she managed the Evernorth Health Services accounting, compliance and consolidation functions. Prior to that, she served as Managing Director, Accounting, from January 2019 through October 2021, during which she managed the Evernorth Health Services accounting and compliance functions. Ms. Kates joined The Cigna Group in 2009 and has held roles of increasing responsibility during her tenure. Ms. Kates is a Certified Public Accountant.

In connection with her appointment, Ms. Kates accepted an offer letter, pursuant to which she will receive an annual base salary of $400,000. Her 2024 Enterprise Incentive Plan Annual Target will be 50% of her annual base salary (prorated for time in role) and her 2025 Long-Term Incentive Target will be $300,000. Ms. Kates will also be eligible to participate in the Company’s employee benefit plans, in accordance with their terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: June 20, 2024	By:	/s/ Brian C. Evanko
Brian C. Evanko
Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare